Exhibit 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

BONNIE MITCHELL and MICHAEL FRIEDMAN, Derivatively on Behalf of Nominal Defendant BROADWIND ENERGY, INC.,
Case No. 11-CV-01059
Plaintiffs,

v.	NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

DAVID P. REILAND, et al.,

Defendants,

and

BROADWIND ENERGY, INC.,

Nominal Defendant.

TO:                         ALL CURRENT HOLDERS OF COMMON STOCK OF BROADWIND ENERGY, INC. (“BROADWIND” OR THE “COMPANY”) AS OF JANUARY 10, 2014 (EACH, A “CURRENT BROADWIND STOCKHOLDER”) (EXCLUDING DEFENDANTS) AND THEIR RESPECTIVE SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THIS ACTION.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Northern District of Illinois (the “Court”), that a proposed Settlement has been reached between the Parties to the shareholder derivative claims brought in connection with the action captioned Mitchell, et al. v. Reiland, et al., No. 11-CV-01059 (N.D. Ill.) (the “Action”) and Plaintiffs’ subsequent written litigation demand (the “Demand,” and together with the Action, the “Stockholder Derivative Litigation”).  The terms of the proposed Settlement of the Stockholder Derivative Litigation are set forth in a Stipulation of Settlement dated January 10, 2014 (the “Stipulation”).(1)  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is attached to a Form 8-K that will be filed with the Securities and Exchange Commission and published on the “Investors” section of Broadwind’s website under “SEC Filings”.

The Stockholder Derivative Litigation was brought derivatively on behalf of Broadwind against certain of Broadwind’s directors and executive officers and certain entities comprising Broadwind’s former controlling stockholders in connection with alleged breaches of fiduciary duties, waste of corporate assets and unjust enrichment relating to Broadwind’s January 21, 2010 secondary public offering.  The terms of the Settlement set forth in the Stipulation include the adoption by the Company of a number of corporate governance reforms that address the purported misconduct alleged in the Stockholder Derivative Litigation and strengthen the Company’s internal controls, procedures and Board practices, such as the implementation of a compensation clawback policy, the adoption of majority voting, revisions to the Company’s Audit Committee Charter, Principles of Corporate Governance, and insider trading policy, and director education requirements.  The Settlement terms also resulted in Broadwind paying a reduced amount owed for indemnification and contribution amounts that may have otherwise been paid by the Company in connection with the Action and a related securities class action and the surrender by the Tontine Defendants of various rights they had under certain securities purchase agreements.  The Settlement also provides for Broadwind and/or its insurance carrier to pay Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $600,000 (the “Fee and Expense Award”), subject to Court approval.

(1)  All capitalized terms herein have the same meanings as set forth in the Stipulation.

On April 3, 2014 at 10:00 a.m., a hearing (the “Settlement Hearing”) will be held before the United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen United States Courthouse, Courtroom 1703, 219 South Dearborn Street, Chicago, Illinois, 60604, to determine whether: (1) the terms of the Settlement should be approved as fair, reasonable and adequate; (2) the Action should be dismissed on the merits and with prejudice; and (3) the Court should approve the Fee and Expense Award.  The date and location of the Settlement Hearing may be changed by the Court without further notice.

Any Current Broadwind Stockholder that objects to the Settlement shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a stockholder of record or beneficial owner as of January 10, 2014.  Any Current Broadwind Stockholder who satisfies this requirement may enter an appearance through counsel of such stockholder’s own choosing and at such stockholder’s own expense or may appear on their own.  However, no Current Broadwind Stockholder shall be heard at the Settlement Hearing unless no later than March 20, 2014, such stockholder has filed with the Clerk of the Court and delivered to counsel for the Parties a written notice of objection, signed as authorized by the objecting stockholder, setting forth their ground for opposing the Settlement, and proof of their current ownership of Broadwind common stock, including the number of shares of Broadwind common stock owned and the date of purchase.  Any objecting stockholder must also file with the Court and deliver to all counsel in the Action (listed below) copies of any documents, exhibits, affidavits, or other evidence the stockholder will rely upon in support of his or her objection.  If a Current Broadwind Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must file with the Court and deliver to counsel for the Parties, in addition to the foregoing requirements:  a written notice of such stockholder’s intention to appear; a statement that indicates the basis for such appearance; and the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, signed as authorized by the objecting stockholder, and copies of any papers and briefs in support thereof.  Only a Current Broadwind Stockholder who has filed and delivered a valid and timely written notice of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before March 20, 2014 with delivery by that same date on the following parties:

CLERK OF THE COURT

Re: Mitchell v. Reiland, No. 11-cv-01059

Everett McKinley Dirksen United States Courthouse

219 South Dearborn Street

Chicago, IL 60604

Robin Winchester

KESSLER TOPAZ

MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

Counsel for Plaintiffs

Kristen R. Seeger

SIDLEY AUSTIN LLP

One South Dearborn Street

Chicago, IL 60603

Counsel for Nominal Defendant Broadwind Energy, Inc.

Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Broadwind stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.  If you are a Broadwind stockholder, you will be bound by the Final Judgment and Order of the Court, and you will be deemed to have released any and all claims that have been or could have been brought in the Action.

Inquiries about the Stockholder Derivative Litigation or the Settlement may be made to Plaintiffs’ Counsel: Robin Winchester, Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087; telephone 610-667-7706.

DATED: February 3, 2014	BY ORDER OF THIS COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

DO NOT CONTACT THE COURT

REGARDING THIS NOTICE